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                                                                    Exhibit 99-2

                            Conference Call Notes
                              Fourth Quarter 2001

Thank you Burton, and good morning everyone. I want to thank you for joining us this morning to discuss our results for the fourth quarter of fiscal 2001. Bruce Willis, our vice president and interim chief financial officer, joins me on the call today. After my introductory comments, both Bruce and I will be available to answer any questions that you have.

We're going to do things a little differently this time. Rather than reading prepared remarks, I am simply going to make some less formal comments on our 4/th/ quarter and underlying trends in our business and in our markets. We hope that this less formal approach - more of a discussion than a speech - will permit us to have more of a dialogue on today's call.

So, here we go.

 .    Topics To Be Discussed:

     .  I want to touch on several subjects this morning:

     . A review of fiscal 2001 - from both a strategic and financial perspective;
     .  A review of the quarter we just completed;
     . A more specific discussion of some of the things we accomplished that we believe have strengthened the business as we move into fiscal 2002;
     . A discussion of the outlook for fiscal 2002; and . An update on where we are in our CFO search

 .    Fiscal 2001 -- Repositioning of the Business:
     . In fiscal 2001, we re-committed ourselves to Cadmus' core business - the production and distribution of information primarily for scholarly and commercial publishers;

     . We recognized that our core markets had strong underlying fundamentals and that in these markets our competitive position is strong and our market share substantial;

     . We recognized that our competitive advantage in our largest division, our STM journal services business, relates more to the management of STM content than it does to the printing, binding, and mailing of printed journals. In other words, we are a lot less vulnerable to a decline in journal print volume than we . . . and probably you . . . have been thinking;

     .  With this "content-centric" perspective, we did three things this year:
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     1.       We aligned our business with the markets we serve - permitting us to sell more effectively and also creating an environment where we can consistently generate market-specific and proprietary products and services;

     2. We emphasized in our resource allocation and in the way we go to market that we are now, and will be more in the future, a specialized content management company that also can distribute that content in print. I'll talk more about this later; and

     3. We consolidated several facilities, reducing our overall cost structure and capacity and also our dependence on more volatile and more price competitive commercial print volume.

 .    Fiscal 2001 -- Financial Performance:

     . Fiscal 2001 did not turn out, in terms of our financial performance, the way that we had planned;

     . We certainly did not expect the sort of dramatic downturn that we experienced in first the technology sector and then in the overall U.S. economy. Those downturns seriously affected the financial performance of our magazine and packaging businesses versus our original plan;

     . And, we invested much more aggressively in our content management capabilities than we had originally planned - as we saw both the need and the opportunity to exploit the strong fundamentals and trends particularly in our industry-leading STM journals division. Again, I'll talk more about that later;

     . On the other hand, we sustained strong cash flow and achieved our plan in terms of debt reduction - reducing total debt by $25 million for the year;

     . And, we also sustained strong revenue growth in both our STM journals and books and directories division - registering year over year revenue growth in each quarter;

     . Very gratifying to us was the growth and performance of the "pure" content management portion of our business - where we invested so heavily in fiscal 2001 and will again in 2002. For the year, driven by increasingly strong page growth - 4% in Q1, 8% in Q2 and Q3, and 13% in Q4 - this business showed strong revenue growth and expanded market share

     . IN SHORT, the portions of our business that we said were non-cyclical proved to be so and the portions of our business that we knew to be more economically sensitive proved not to be immune.


 .    Content Management - A Definition:

     . Before we go any further, I want to make sure that we all understand what we mean when we talk about "content management";

     . Lots of our competitors talk about "content management" - but what they are talking about is really just "pre-press on steroids" -just archiving and providing for the re-purposing or re-use of ads or other content completely supplied by their customer ;
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 .    That is not what we're talking about. What we're talking about is a completely integrated, shared process of content creation between Cadmus and its customers. A process where, after the article is selected for publication by the customer's editorial board - Cadmus does pretty much everything else.

     . We use our Rapid Review product to facilitate the all-important peer review process;

     . We have teams of editors, many with PhD's, that provide style and other copy editing services, often working directly with the author;

     . We work directly with the author to accept and to resolve issues associated with digital art - tables, photos, and graphs;

     . We use resources in the U.S. and India to either key in non-digital content or convert digital files into SGML, XML, or Postscript files for web and print distribution;

     . We use our "S-Proof" product to facilitate the process of author approval of final text and image content;

     . We handle - on behalf of the customer and directly with authors - the ordering of author and other reprints;

     . We facilitate the delivery of new and legacy content to the customer's web site or other on-line distribution service; and

     .    We print and distribute the content in journal form.

 .    For some of our most content management-intensive customers, we derive as much as 90% of our total value added dollars from the provision of these content management services. In other words, we are only minimally dependent upon or at risk with respect to print volume. And, demand for these services is driven by pages, not copies - and pages are growing rapidly.

 .    None of our peers can make a similar claim with respect to more than a nominal portion of their business. For Cadmus, it is true for nearly one-third of our total business - a percentage we will look to grow in fiscal 2002 as we pursue this more "content centric" strategy.


 .  Q4 - A Quick Review:

   . We have lots of numbers in the press release - both in the text and the tables - so I am not going to review them in detail here.

   . Just a couple of things to highlight:

     .         We did achieve consensus expectations for the 4th quarter -
          reporting $.11 per share for the quarter and $.78 for the fiscal year - before restructuring and other charges;

     .         We had another very strong quarter in terms of cash flow and reduced debt by another $6.8 million for the quarter and $25 million for the year - a result we are very pleased with, given the softness in EBIT;

     .          Pages grew a strong 13% in the quarter. As a result, we saw another strong quarter of revenue growth from our two less cyclical businesses - journals and books and directories. For the quarter, journals was up 5% and books and directories was up 7.3%;

     .          We saw increased softness in the quarter in our special interest magazine business, with revenues down over 6% for the quarter -AFTER adjusting for the now discontinued Graphic
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               Solutions division, which we have consolidated with our Byrd
               Press facility in Richmond. During this calendar year, we have seen a continuing decline in ad pages, even in these special interest titles, and as a result we are seeing the same page shrinkage and revenue declines that our peers in this business have experienced and already reported on;

          .      In our specialty packaging business, we hope we are turning a corner. As we saw in Q3, our "core" packaging business showed modest growth, adjusting for the technology-focused fulfillment business in Atlanta that we recently closed and consolidated with our Charlotte facility. This core business growth reflects the progress made in the pharmaceutical market - where we continue to make progress - and in other less volatile segments;

          .      Finally, we continued to invest aggressively in driving our content management strategy - launching several new products and services and continuing to expand our capacity offshore - more on this later. This investment will continue in fiscal 2002.

     . In short, we achieved our expectations, met our cash flow and debt reduction targets, and did what we needed to do to continue positioning the business to be successful in what we expect to be a near term environment of slow economic growth and "soft demand".


 .    Accomplishments in FY2001 and "To Dos" For FY2002:

 .    We have already talked about the progress we made repositioning the business in fiscal 2001. I want, also, to highlight some of the specific operational achievements in fiscal 2001 - from which we will benefit in fiscal 2002 and beyond. These are just a few:

 .    Successfully opened a content management facility in India. This significantly expanded our capacity and positioned us as the only major provider of "turn-key" content management services with a completely global workflow. We are now at approximately 300,000 pages annually at this facility and have added capabilities to handle legacy data conversion on a very high quality, very large-scale basis. This has been a "home run."

 .    We brought several new content-management products and services to market -
     specifically:

 .    S-Proof, a web based author proofing system;
 .    Version 1.5 of Rapid Review - our electronic peer review system . . . and we have a very powerful Version 2.0 coming out in the fall;
 .    An "on-demand" SGML/XML capability, that permits us to facilitate web distribution of content well in advance of the printed journal itself; and
 .    The ability to support Powerpoint in STM article submission. This sounds like a small thing but it has been the number 1 author gripe for years and now Cadmus, and only Cadmus, can do it.

 .    We used the consolidation of our two Richmond magazine facilities to create an 8-unit printing capability in our Byrd Press plant. We are looking to add another 8-unit in 2002 - permitting us to have two of the most versatile and well-equipped special interest magazine printing plants on the East Coast.

 .    And, we made great progress repositioning our specialty packaging business.
     We received cGMP
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     certification, landed two major pharmaceutical accounts, and added a number of other very attractive non-technology customers. In addition, just this week will be the first commercial application of e-SERT a proprietary product that has generated a lot of interest from advertisers and from publishers seeking to drive better ad sales.

 .    I should note that all of these accomplishments and innovations are highlighted weekly on our web site. Go to http://www.cadmus.com and click on the e.dition site.

 .    For fiscal 2002, we will be building on these accomplishments and will further differentiate Cadmus from mere "ink on paper" providers. Specifically, we will:

 .    Continue to expand our offshore facilities - adding both more capacity and more capabilities offshore;

 .    Continue to expand our content management product/service offering - with
     Version 2.0 of Rapid Review and also the beta version of our "integrated electronic publishing system" - a system that facilitates within a single system the entire process of multi-channel scholarly content management and distribution;

 .    Continue our work to reconfigure our Easton and Byrd Press facilities to give them improved capacity and efficiencies and to serve their pre-press needs from centralized media centers with state of the art digital pre-press capabilities;

 .    Add capacity to our books and directories division, acquiring for them a
     "zero make ready" press that will permit them to bring not only much needed capacity on line but also permit them to continue to exploit their high service/low cost business model;

 .    Continue to reposition and grow our specialty packaging business - building share of wallet with the new pharmaceutical and other customers we added this year and continuing our aggressive new business development activities; and

 .    As always, generate cash flow, control CAPEX, and pay down debt.


 .    Fiscal 2002 - The Financial Outlook:

     . We are not assuming any economic rebound until calendar 2002 at the earliest and we have not yet seen any indications that the worst is over in terms of overall market conditions and advertising spending in particular;

     . Therefore, we are expecting fiscal 2002 to be much like 2001 in terms of overall demand - continued strength in our journal and books and directories divisions and continued softness in our special interest magazine and specialty packaging businesses;

     . We will get the benefit of both lower debt levels and lower prevailing interest rates, and that we believe will be a benefit we obtain over the entire fiscal year;

     . We will get efficiency gains and lower costs from the plant consolidations we completed this year - but we are being cautious about the year over year impact of these until we see a real turn
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          in the lower ad/lower pages/shorter run length phenomenon we have seen over the past 6 months;

     . And, we believe that we will see a return to top line growth and profitability from our specialty packaging business - although we see soft demand in this market continuing for some time to come;

     . Finally, we will continue to invest aggressively in our content management platform - as we feel that with such investment we can continue to gain share and enter other vertical markets in fiscal 2002.

     . In summary, we - like so many others - have less visibility than we would like to have as we enter a new fiscal year. We do believe, however, that:

          .      Our fiscal first quarter - historically our weakest - will be roughly in line with the 4th quarter we just completed;

          .      From there, we expect to see sequential and meaningful
             improvement quarter over quarter and, as a result meaningful improvement year over year;

          .      And, again, we do expect to pay down another approximately $20 million in debt.

          .      We should note also that if we elect to adopt newly enacted
             SFAS 142, we expect the annual positive impact on our EPS to be approximately $.50 per share. Our remarks about year over year and sequential improvement were BEFORE considering the positive impact of this change.


 .    Our CFO Search:

     .    A couple of comments on our search for a new CFO;

     . We have identified a candidate, he has accepted our offer, he will be notifying his current employer this week and we plan to make an announcement shortly thereafter. He will be joining us in mid-September;

     . During this interim period, Bruce Willis has done an outstanding job under difficult conditions - year-end, business planning process, etc. He has my complete confidence, the complete confidence of my senior management team, and the complete confidence of the Board.

 .    I think that is all I wanted to cover with these remarks. With that- I will stop -- and Bruce and I would be happy to answer any questions that you may have. Operator?